Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291012

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 3, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated October 22, 2025)

$     % First Mortgage Bonds due 2056

MidAmerican Energy Company is offering $     aggregate principal amount of its  % first mortgage bonds due 2056, which we refer to as the “First Mortgage Bonds.” Interest is payable on the First Mortgage Bonds semi-annually on     and     of each year, beginning on     , 2026. We may redeem the First Mortgage Bonds at our option, in whole at any time or in part from time to time, before maturity at the redemption price as set forth in this prospectus supplement under “Supplemental Description of First Mortgage Bonds—Optional Redemption.”

The First Mortgage Bonds will be direct, senior secured obligations of ours and will be secured equally and ratably with all of our other first mortgage bonds from time to time outstanding and with our currently outstanding senior notes. The First Mortgage Bonds will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the First Mortgage Bonds involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

	Price to Investors(1)		Underwriting Discount(2)		Proceeds, Before Expenses, to MidAmerican Energy Company(1)
Per First Mortgage Bond		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2025.
(2)	The underwriters have agreed to make a payment to us in an amount equal to $ in respect of expenses incurred by us in connection with the offering. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We do not currently intend to list the First Mortgage Bonds on any securities exchange or to have the First Mortgage Bonds included in any automated quotation system. Currently, there is no public market for the First Mortgage Bonds.

The First Mortgage Bonds are expected to be ready for delivery in book-entry form only through The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A., on or about    , 2025.

Joint Book-Running Managers

BMO Capital Markets	CIBC Capital Markets	SMBC Nikko	Truist Securities	US Bancorp
KeyBanc Capital Markets	nabSecurities, LLC	Regions Securities LLC	Scotiabank	TD Securities

The date of this prospectus supplement is     , 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains information about MidAmerican Energy Company, which we refer to as the “Company,” and the terms of the First Mortgage Bonds. This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add to, update or change information in the accompanying prospectus. If information in this prospectus supplement or in the information incorporated by reference is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

In making your investment decision, you should read and consider the information contained in or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus issued by us. You should also read and consider the information in the documents we have referred you to in “Incorporation by Reference” on page S-26 of this prospectus supplement and “Where You Can Find More Information” on page 33 of the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate as of any date other than the date of such document.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. In this prospectus supplement, references to “we,” “us,” “our” and the “Company” refer to MidAmerican Energy Company.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the First Mortgage Bonds. You should carefully read this entire prospectus supplement, the accompanying prospectus, our financial statements and the notes thereto and the other documents incorporated by reference into this prospectus supplement, including the section entitled “Risk Factors,” before making an investment decision.

MidAmerican Energy Company

We are a United States regulated electric and natural gas utility company headquartered in Iowa that serves 0.8 million retail electric customers in portions of Iowa, Illinois and South Dakota and 0.8 million retail and transportation natural gas customers in portions of Iowa, South Dakota, Illinois and Nebraska. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. Our service territory covers approximately 11,000 square miles. We have a diverse customer base consisting of urban and rural residential customers and a variety of commercial and industrial customers. Principal industries served by us include electronic data storage; processing and sales of food products; manufacturing, processing and fabrication of primary metals, farm and other non-electrical machinery; cement and gypsum products; and government. In addition to retail sales and natural gas transportation, we sell electricity principally to markets operated by regional transmission organizations and natural gas to other utilities and market participants on a wholesale basis. We are a transmission-owning member of the Midcontinent Independent System Operator, Inc. and participate in its capacity, energy and ancillary services markets.

We are an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company. Our headquarters and principal executive offices are located at 1615 Locust Street, Des Moines, Iowa 50309-3037. Our telephone number is (515) 242-4300.

THE OFFERING

Issuer	MidAmerican Energy Company

Securities Offered	$ aggregate principal amount of % First Mortgage Bonds due 2056.

Maturity Date	The First Mortgage Bonds will mature on , 2056.

Interest Rate	The First Mortgage Bonds will bear interest from , 2025 at the rate of % per year.

Interest Payment Dates	We will pay interest on the First Mortgage Bonds semi-annually on and of each year, beginning on , 2026.

Ranking	The First Mortgage Bonds will be direct, senior secured obligations of ours and will be secured equally and ratably with each other series of our first mortgage bonds from time to time outstanding and with certain of our other outstanding debt, to the extent required by the terms of such other outstanding debt. As of September 30, 2025, we had $7.73 billion of outstanding first mortgage bonds issued under the Mortgage Bond Indenture (as defined below). As of September 30, 2025, $1.05 billion of our senior notes were outstanding and, pursuant to the terms thereof, had been secured equally and ratably with our first mortgage bonds. We refer to these outstanding senior notes as our “Equal and Ratable Notes.”

Indenture	The First Mortgage Bonds will be issued pursuant to an Indenture, which we refer to as the “Mortgage Bond Indenture,” between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the “Bond Trustee.”

Security

The First Mortgage Bonds will be secured equally and ratably with each other series of our first mortgage bonds from time to time outstanding and with each series of our Equal and Ratable Notes from time to time outstanding, pursuant to a Mortgage, Security Agreement, Fixture Filing and Financing Statement, as may be amended or supplemented from time to time, which we refer to as the “Mortgage,” from us to The Bank of New York Mellon Trust Company, N.A., as collateral trustee, which we refer to as the “Collateral Trustee.” The lien of the Mortgage constitutes a first mortgage lien on substantially all of our electric generating, transmission and distribution property within the State of Iowa (other than property duly released from the lien of the Mortgage in accordance with the provisions of the Mortgage, the Mortgage Bond Indenture and the Collateral Trust Agreement (as defined below), and certain other excepted property, as described in the accompanying prospectus under “Description of First Mortgage Bonds—Security and Priority—Excepted Property,” and subject to certain

Permissible Encumbrances, as described in the accompanying prospectus under “Description of First Mortgage Bonds—Security and Priority—Permissible Encumbrances,” and such other liens, charges, encumbrances, defects, qualifications, exceptions and other matters affecting title, possession or use which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole.)

Collateral administration is governed by the Mortgage Bond Indenture and an Intercreditor and Collateral Trust Agreement, which we refer to as the “Collateral Trust Agreement,” among us, the Bond Trustee and the Collateral Trustee. Under the Collateral Trust Agreement, the Collateral Trustee has agreed to hold the trust estate (including all of the Collateral Trustee’s right, title and interest under the Mortgage) for the equal and ratable benefit of the holders of our first mortgage bonds and the holders of the Equal and Ratable Notes. The Collateral Trust Agreement also provides that, except as described below with respect to the continuation of a Triggering Event, the Collateral Trustee will follow the directions of the Bond Trustee for, among other things, the release of property subject to the Mortgage, the application of cash held by the Collateral Trustee and the exercise of remedies under the Mortgage, in each case with such directions given only in accordance with the applicable provisions of the Mortgage Bond Indenture.

A “Triggering Event” would occur upon any of the following: (i) our failure to pay the principal amount of the Equal and Ratable Notes or first mortgage bonds of any series, upon final maturity, after expiration of any relevant grace period, (ii) a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or we petition for voluntary bankruptcy or take similar voluntary actions relating to our bankruptcy or insolvency, (iii) the acceleration of the principal amount of the first mortgage bonds or Equal and Ratable Notes or (iv) the issuance of any direction by the Bond Trustee to the Collateral Trustee, following the occurrence and during the continuance of any default under the Mortgage Bond Indenture, to commence exercise of foreclosure or similar remedies under the Mortgage and any other documents providing for collateral security with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes.

Upon the occurrence and continuation of a Triggering Event, the Mortgage Bond Indenture and the Collateral Trust Agreement provide that the holders of all of our first mortgage bonds then outstanding, together with the holders of all of our Equal and Ratable Notes then outstanding, will share certain rights with respect to the collateral.

Following a Triggering Event and delivery of prior written notice to the Bond Trustee and the Collateral Trustee, the holders of a majority in principal amount of the sum of (x) all outstanding first mortgage bonds and (y) all outstanding Equal and Ratable Notes will have the right to direct the exercise of any right or remedy available to the Collateral Trustee with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes, as further described in the accompanying prospectus under “Description of First Mortgage Bonds—Remedies.” We refer to the holders of this majority in principal amount as the “Requisite Secured Parties.” In addition, upon the occurrence and continuation of a Triggering Event, the direction of the Requisite Secured Parties will be required prior to any release of collateral from the lien of the Mortgage or any withdrawal by us of cash held by the Collateral Trustee, as further described in the accompanying prospectus under “Description of First Mortgage Bonds—Withdrawal or Application of Certain Cash” and “Description of First Mortgage Bonds—Release and Substitution of Property.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the First Mortgage Bonds, see “Description of First Mortgage Bonds—Events of Default” in the accompanying prospectus.

Further Issuances	Subject to compliance with certain issuance conditions contained in the Mortgage Bond Indenture, we may, without the consent of the holders of the First Mortgage Bonds, increase the principal amount and issue additional bonds having the same ranking, interest rate, maturity and other terms (other than the date of issuance, public offering price and, in some circumstances, the initial interest accrual date and initial interest payment date) as the First Mortgage Bonds. Any such additional bonds would, together with the existing First Mortgage Bonds, constitute a single series of bonds under the Mortgage Bond Indenture and may be treated as a single class for all purposes under the Mortgage Bond Indenture, including, without limitation, voting, waivers and amendments. Subject to compliance with certain issuance conditions contained in the Mortgage Bond Indenture, we may, without the consent of the holders of the First Mortgage Bonds, issue additional series of first mortgage bonds, which first mortgage bonds would be secured equally and ratably with the First Mortgage Bonds.

Company Obligations	Our obligations to pay the principal of, premium, if any, and interest on the First Mortgage Bonds are solely obligations of the Company and none of our direct or indirect parent companies nor any of their other subsidiaries or affiliates will guarantee or provide any credit support for our obligations on the First Mortgage Bonds.

Optional Redemption	Prior to , 20 (six months prior to their maturity date), we may redeem the First Mortgage Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the First Mortgage Bonds matured on    , 20 ) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus  basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the First Mortgage Bonds to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after , 20 (six months prior to their maturity date), we may redeem the First Mortgage Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the First Mortgage Bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

See “Supplemental Description of First Mortgage Bonds—Optional Redemption” in this prospectus supplement.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $ (excluding accrued interest, if applicable), after deducting the underwriting discounts but before deducting our expenses in connection with the sale of the First Mortgage Bonds.

We intend to use the net proceeds from the sale of the First Mortgage Bonds for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term securities.

Clearance and Settlement	The First Mortgage Bonds will be cleared through The Depository Trust Company, which we refer to as DTC.

Bond Trustee, Registrar, Paying Agent and Transfer Agent	The Bank of New York Mellon Trust Company, N.A.

Collateral Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

Investment in the First Mortgage Bonds involves risks. Potential investors should carefully consider the risk factors below in addition to the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other information in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Where You Can Find More Information” in the accompanying prospectus. Additional risks and uncertainties that are presently not known or that are currently deemed immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment. Capitalized terms used hereunder and not defined in this prospectus supplement have the meanings given to such capitalized terms in the accompanying prospectus.

The holders of each series of our outstanding first mortgage bonds and each series of our outstanding Equal and Ratable Notes may have divergent interests. In case of certain Triggering Events, the Requisite Secured Parties may take action that is contrary to your interests.

The First Mortgage Bonds will be secured equally and ratably with each other series of our first mortgage bonds from time to time outstanding and with each series of our Equal and Ratable Notes from time to time outstanding. As of September 30, 2025, we had $7.73 billion aggregate principal amount of other first mortgage bonds outstanding in fifteen series and $1.05 billion aggregate principal amount of Equal and Ratable Notes outstanding in three series. Upon the occurrence of certain Triggering Events, the Mortgage Bond Indenture and the Collateral Trust Agreement provide that the holders of all of our first mortgage bonds then outstanding, together with the holders of all of our Equal and Ratable Notes then outstanding, will share certain rights with respect to the exercise of remedies. The term “Triggering Events” includes certain payment defaults and certain insolvency, acceleration or foreclosure events. See “Summary—The Offering—Security.”

Upon a Triggering Event, the Requisite Secured Parties will have the right to direct the exercise of any right or remedy available to the Collateral Trustee with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes. In addition, upon a Triggering Event, the direction of the Requisite Secured Parties will be required prior to any release of collateral from the lien of the Mortgage or any withdrawal by us of cash held by the Collateral Trustee. The holders of other series of first mortgage bonds or of Equal and Ratable Notes may have interests that differ materially from yours, and these holders may constitute the Requisite Secured Parties. Consequently, actions that the Requisite Secured Parties take in the case of a Triggering Event may not be favorable to you.

The terms of the Mortgage Bond Indenture and our other outstanding debt do not prohibit us from incurring additional indebtedness that could have an adverse impact on our financial condition.

The terms of the Mortgage Bond Indenture, which governs our rights and obligations with respect to the First Mortgage Bonds, and the terms of our other outstanding debt, do not prohibit us from incurring indebtedness in addition to the First Mortgage Bonds. Accordingly, we could enter into acquisitions, refinancing, recapitalizations or other highly leveraged transactions that could significantly increase our total amount of outstanding indebtedness. The interest payments needed to service this increased level of indebtedness could have a material adverse effect on our operating results. A highly leveraged capital structure could also impair our overall credit quality, making it more difficult for us to finance our operations, and could result in a downgrade in the ratings of our indebtedness, including the First Mortgage Bonds, by credit rating agencies.

There is no existing market for the First Mortgage Bonds offered hereby and we cannot assure you that an active trading market will develop.

There is no existing market for the First Mortgage Bonds offered hereby and we cannot assure you that an active trading market will develop. If a market for the First Mortgage Bonds were to develop, future trading prices would depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing or quotation of the First Mortgage Bonds on any securities exchange, stock market or automated system. As a result, it may be difficult for you to find a buyer for your First Mortgage Bonds at the time you want to sell them, and even if you find a buyer, you might not get the price you want.

CAPITALIZATION

The following table sets forth our total capitalization (i) as of September 30, 2025 and (ii) as adjusted to give effect to the issuance of the First Mortgage Bonds. The following data should be read in conjunction with our financial statements and notes, which are incorporated by reference in this prospectus supplement.

	Actual	As Adjusted
	(Amounts in Millions)
Short-term debt	$—		$—
Current portion of long-term debt	4		4
Long-term debt	8,810

Total long-term debt	8,814
Total shareholder’s equity(1)	10,998		10,998

Total capitalization	$19,812	$

(1)

We currently intend to seek board approval for the payment of a dividend of up to $500 million to our parent company, MHC Inc., in the fourth quarter of 2025. The actual amount of the dividend, if any, and the timing are subject to the discretion of the board of directors.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the First Mortgage Bonds of approximately $     (excluding accrued interest, if applicable), after deducting the underwriting discounts but before deducting our expenses in connection with the sale of the First Mortgage Bonds. We intend to use the net proceeds from the sale of the First Mortgage Bonds for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term securities.

SUPPLEMENTAL DESCRIPTION OF FIRST MORTGAGE BONDS

The following description of the particular terms of the First Mortgage Bonds is not complete and should be read together with “Description of First Mortgage Bonds” in the accompanying prospectus. This description supplements and, to the extent it is inconsistent with the description in the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities in the accompanying prospectus. The First Mortgage Bonds will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Bond Trustee”), dated as of September 9, 2013 (the “Mortgage Bond Indenture”), as amended by a first supplemental indenture between us and the Bond Trustee, dated as of September 19, 2013 (the “First Supplemental Mortgage Bond Indenture”), and as supplemented by a thirteenth supplemental indenture between us and the Bond Trustee, to be dated as of     , 2025 (the “Thirteenth Supplemental Mortgage Bond Indenture”). References in this Supplemental Description of First Mortgage Bonds to the Mortgage Bond Indenture mean the Mortgage Bond Indenture as amended by the First Supplemental Mortgage Bond Indenture, as supplemented by the Thirteenth Supplemental Mortgage Bond Indenture. All other capitalized terms used in this Supplemental Description of First Mortgage Bonds and not defined in this prospectus supplement have the meanings given to such capitalized terms in the accompanying prospectus. This summary is qualified in its entirety by reference to the Mortgage Bond Indenture.

General Information

The First Mortgage Bonds will be our direct, senior secured obligations ranking equally with our other existing and future secured and unsubordinated indebtedness. As of September 30, 2025, we had $7.73 billion of outstanding first mortgage bonds issued under the Mortgage Bond Indenture. As of September 30, 2025, $1.05 billion of our senior notes were outstanding and, pursuant to the terms thereof, had been secured equally and ratably with our first mortgage bonds. We refer to these outstanding senior notes as our “Equal and Ratable Notes.” The Mortgage Bond Indenture contains no restrictions on the amount of additional indebtedness that we may issue.

The First Mortgage Bonds will be secured equally and ratably with each other series of our first mortgage bonds from time to time outstanding and with each series of our Equal and Ratable Notes from time to time outstanding, pursuant to the Mortgage. Collateral administration is governed by the Mortgage Bond Indenture and an Intercreditor and Collateral Trust Agreement, which we refer to as the “Collateral Trust Agreement,” among us, the Bond Trustee and the Collateral Trustee. Under the Collateral Trust Agreement, the Collateral Trustee has agreed to hold the trust estate (including all of the Collateral Trustee’s right, title and interest under the Mortgage) for the equal and ratable benefit of the holders of the First Mortgage Bonds and the holders of the Equal and Ratable Notes. As of September 30, 2025, we had pledged property having a value of approximately $24.8 billion as Bondable Property, which would allow us, in accordance with the limitations described in the accompanying prospectus under “Description of First Mortgage Bonds—Issuance of First Mortgage Bonds,” to have outstanding approximately $17.4 billion in aggregate principal amount of first mortgage bonds and Equal and Ratable Notes.

The First Mortgage Bonds will initially be issued only in registered, book-entry form, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof as described under “Delivery and Form” below. We will issue global securities in denominations that together equal the total principal amount of the outstanding First Mortgage Bonds.

We may, without the consent of the holders of the First Mortgage Bonds, issue additional First Mortgage Bonds having the same ranking, interest rate, maturity and other terms (other than the date of issuance, public offering price and, in some circumstances, the initial interest accrual date and initial interest payment date) as the First Mortgage Bonds offered hereby.

Principal and Interest

The First Mortgage Bonds offered hereby will initially be limited in aggregate principal amount to $    . The First Mortgage Bonds will bear interest from     , 2025, at the rate of  % per year. Interest will be paid semi-annually in arrears on     and     of each year, beginning    , 2026, to the persons in whose names the First Mortgage Bonds are registered at the close of business on the preceding     and     , respectively (whether or not a business day). The First Mortgage Bonds will mature on     , 2056.

Interest on the First Mortgage Bonds will be computed on the basis of a 360-day year comprised of twelve 30-day months. Except for defaulted interest, we will make each interest and principal payment to the persons in whose names the First Mortgage Bonds are registered at the close of business on the regular record date immediately preceding the date fixed for payments of principal and interest on the First Mortgage Bonds. We will, however, make any interest payments due at maturity or upon prior redemption of the First Mortgage Bonds to the persons to whom the related principal payments are made.

If any interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next day that is a business day, and no interest on such payment will accrue for the period from and after such interest payment date. If the maturity date or earlier redemption date of the First Mortgage Bonds falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date or earlier redemption date, as the case may be. Interest payments for the First Mortgage Bonds will include accrued interest from and including the last date in respect of which interest has been paid or duly provided for, to, but excluding, the interest payment date or the date of maturity or earlier redemption date, as the case may be.

Optional Redemption

Prior to    , 20  (six months prior to their maturity date) (the “Par Call Date”), we may redeem the First Mortgage Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the First Mortgage Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the First Mortgage Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the First Mortgage Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the First Mortgage Bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date for the First Mortgage Bonds, the yield applicable to the First Mortgage Bonds determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to the First Mortgage Bonds shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication), which we refer to as “H.15,” under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading), which we refer to as “H.15 TCM.” In determining the Treasury Rate, we will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the relevant redemption date to the Par Call Date, which we refer to as the “Remaining Life”; or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of First Mortgage Bonds to be redeemed at its registered address.

In the case of a partial redemption, selection of the First Mortgage Bonds for redemption will be made by the Trustee by lot. No First Mortgage Bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond is to be redeemed in part only, the notice of redemption that relates to the bond will state the portion of the principal amount of the bond to be redeemed. A new bond in a principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon surrender for cancellation of the original bond. For so long as the First Mortgage Bonds are held by DTC (or another depositary), the redemption of the First Mortgage Bonds shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the First Mortgage Bonds or portions thereof called for redemption.

Events of Default

The following events constitute events of default under the Mortgage Bond Indenture:

•	we fail to pay the principal of, and premium, if any, on the First Mortgage Bonds or any series of our other first mortgage bonds when due and such failure continues for three business days;

•	we fail to pay interest on the First Mortgage Bonds or any series of our other first mortgage bonds when due and such failure continues for 90 days;

•

we fail to pay any Prior Lien Debt (as defined in the Mortgage Bond Indenture) in one or more series, in each case in an aggregate principal amount of $100,000,000 or greater, after giving effect to any applicable grace period;

•	we breach any other covenant or condition in the Mortgage Bond Indenture and such breach continues for 90 days after we receive a written notice of default with respect thereto;

•

a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days;

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency; and

•	the occurrence of any Triggering Event. See “Summary—The Offering—Security.”

Upon the occurrence of a default under the Mortgage Bond Indenture, the Bond Trustee may, and upon the written request of the holders of at least a majority in aggregate principal amount of all outstanding first mortgage bonds is required to, declare all outstanding first mortgage bonds to be immediately due and payable. However, holders of a majority in principal amount of all outstanding first mortgage bonds may rescind the acceleration if, before any sale of the Mortgaged Property pursuant to the Collateral Trust Agreement:

•

all arrears of interest upon all outstanding first mortgage bonds, with interest on overdue interest installments at such outstanding first mortgage bonds’ respective rates of interest, have been paid by or on our behalf or collected out of the Mortgaged Property; and

•	all defaults have been remedied.

Prior to acceleration, holders of a majority in aggregate principal amount of the affected series of first mortgage bonds may waive a default under the Mortgage Bond Indenture, other than (1) a default related to non-payment of principal, premium, if any, or interest, (2) a default arising from the creation of a Prior Lien except Permissible Encumbrances or (3) a default related to a covenant or other provision of the Mortgage Bond Indenture that may not be modified without the consent of each holder of first mortgage bonds affected thereby.

The Bond Trustee is under no obligation to exercise any of the rights or powers vested in it by the Mortgage Bond Indenture at the request or direction of any of the holders pursuant to the Mortgage Bond Indenture, unless such holders shall have offered to the Bond Trustee security or indemnity satisfactory to the Bond Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Delivery and Form

The First Mortgage Bonds will be issued in the form of one or more securities in global form. Each global security will be deposited on the date of the closing of the sale of the First Mortgage Bonds, on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the United States Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange LLC, the NYSE MKT LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The DTC rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on DTC’s internet sites does not constitute part of this prospectus supplement, and the references in the preceding sentence are inactive textual references only. No information contained on or accessible through DTC’s internet sites is incorporated by reference into, or forms a part of, this prospectus supplement.

Purchase of securities within the DTC system must be made by or through direct participants, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security is, in turn, to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are to be accompanied by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in such securities, except in the event that use of the book-entry system for such securities is discontinued.

DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of a series of such securities are being redeemed, DTC’s current practice is to determine by lot the principal amount of each direct participant to be redeemed.

Although voting with respect to securities issued in the form of global securities is limited to the holders of record of such securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of such securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments in respect of the securities issued in the form of global securities will be made by the issuer of such securities to Cede & Co. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the Bond Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. are the responsibility of the issuer of the applicable securities, disbursements of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its service as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. In the event that a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriters assume any responsibility for the accuracy thereof. Neither we nor the underwriters have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the First Mortgage Bonds. It is included herein for general information only and does not address every aspect of the income or other tax laws that may be relevant to investors in the First Mortgage Bonds in light of their personal circumstances or that may be relevant to certain types of investors subject to special treatment under United States federal income tax laws (for example, financial institutions, former citizens or residents of the United States, tax-exempt organizations, insurance companies, real estate investment trusts, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark to market method of accounting for their securities, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid United States federal income tax, investors in partnerships or other pass-through entities or persons subject to special tax accounting rules as a result of any item of gross income with respect to the First Mortgage Bonds being taken into account in an applicable financial statement). In addition, this summary does not address the effect of any United States federal alternative minimum tax, or any state, local or foreign tax laws that may be applicable to a particular holder and does not consider any aspects of United States federal tax law other than income taxation. This discussion is limited to initial purchasers of the First Mortgage Bonds issued pursuant to this prospectus supplement who purchase the First Mortgage Bonds for an amount of cash equal to their offering price and who hold First Mortgage Bonds as capital assets under Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) and not as part of a straddle, hedging, integrated, conversion or constructive sale transaction, or as part of a “synthetic security” or other similar financial transaction. Persons considering the purchase, ownership or disposition of the First Mortgage Bonds should consult their tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. Furthermore, the discussion below is based upon provisions of the Code, the legislative history thereof, existing and proposed Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates, and possibly with retroactive effect) so as to result in United States federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the First Mortgage Bonds or that any such position would not be sustained.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the First Mortgage Bonds that is, for United States federal income tax purposes:

•	An individual citizen or resident of the United States;

•

A corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to the United States federal income tax regardless of source; or

•

A trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of the following discussion, a “Non-U.S. Holder” means a beneficial owner of the First Mortgage Bonds (other than an entity or arrangement classified as a partnership for United States federal income tax purposes) that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for United States federal income tax purposes owns any of the First Mortgage Bonds, the United States federal income tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding any of the First Mortgage Bonds, you should consult your tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the First Mortgage Bonds.

U.S. Holder

Payments of Interest

The First Mortgage Bonds are expected to be issued with less than a de minimis amount of original issue discount. Accordingly, interest on the First Mortgage Bonds will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of First Mortgage Bonds

Upon the sale, exchange, redemption or other taxable disposition of a First Mortgage Bond, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income, as discussed above) and (2) such holder’s adjusted tax basis in such First Mortgage Bond. A U.S. Holder’s adjusted tax basis in a First Mortgage Bond generally will equal the amount paid for the First Mortgage Bond less any principal repayments previously received by such holder. Gain or loss recognized by a U.S. Holder in respect of the disposition generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the First Mortgage Bond for more than one year at the time of such disposition. Long-term capital gains of certain noncorporate U.S. Holders are currently entitled to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

U.S. Holders that are not corporations will generally be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. Holder’s “net investment income” for the taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold amount. A U.S. Holder’s net investment income will generally include any income or gain recognized by such holder with respect to the First Mortgage Bonds, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is not a corporation should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the First Mortgage Bonds.

Non-U.S. Holders

Payments of Interest

Subject to the discussions of FATCA and backup withholding below, payments of interest on the First Mortgage Bonds to a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the Non-U.S. Holder is not (a) a controlled foreign corporation that is related to us through actual or deemed stock ownership or (b) a bank receiving interest on the First Mortgage Bonds in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, (3) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (4) the Non-U.S. Holder provides appropriate documentation, generally a completed IRS Form W-8BEN-E or W-8BEN (or other applicable form), establishing that the Non-U.S. Holder is not a U.S. person within the meaning of Section 7701(a)(30) of the Code. The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically.

If a Non-U.S. Holder cannot satisfy the requirements in the preceding paragraph, payments of interest made to such Non-U.S. Holder will generally be subject to United States federal withholding tax of 30%, unless such Non-U.S. Holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the First Mortgage Bonds is not subject to withholding tax because it is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States. If interest on the First Mortgage Bonds is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), such interest generally will be subject to United States federal income tax on a net income basis at regular rates applicable to U.S. persons (and, in the case of Non-U.S. Holders that are corporations (or are classified as a corporations for U.S. federal income tax purposes), may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty). Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption or Other Taxable Disposition of First Mortgage Bonds

Subject to the discussions of FATCA and backup withholding below, and except with respect to accrued but unpaid interest (which may be subject to tax as described above under the heading “Payments of Interest”), any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of the First Mortgage Bonds generally will not be subject to United States federal income tax, unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of Non-U.S. Holders that are corporations, may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty) or (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder generally will be subject to a 30% tax (or such lower rate specified by any applicable income tax treaty) on the excess, if any, of such gain plus all other United States source capital gains recognized during the same taxable year over the Non-U.S. Holder’s United States source capital losses recognized during such taxable year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Foreign Accounts Tax Compliance Act (“FATCA”)

Under sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (such sections commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), withholding taxes may apply to certain types of payments made to certain non-U.S. entities, including “foreign financial institutions” or a “non-financial foreign entity” (each as specially defined in the Code) (including (in some cases) when such foreign financial institution or non-financial foreign entity is acting as an intermediary). Specifically, a 30% U.S. federal withholding tax may be imposed on payments of interest and, subject to the discussion below, payments of gross proceeds from a sale, exchange, retirement, redemption or other disposition of the First Mortgage Bonds made to a foreign financial institution or to a non-financial foreign entity (whether such institution or entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury, it must, among other things, identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. An applicable intergovernmental agreement regarding FATCA between the United States and a non-U.S. entity’s jurisdiction may modify the general rules described above. Pursuant to proposed Treasury regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, retirement, redemption or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed Treasury regulations pending their finalization. There can be no assurance, however, that the final version of these Treasury regulations will provide for an exemption from withholding on gross proceeds. Prospective investors should consult their tax advisors regarding FATCA.

Information Reporting and Backup Withholding

Payments of interest made by us on, or the proceeds of the sale or other disposition of, the First Mortgage Bonds may be subject to information reporting and may also be subject to United States federal backup withholding if the recipient of the payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting and certification requirements. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowable as a refund or credit against the holder’s United States federal income tax, provided that the required information is timely furnished to the IRS.

PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION PRIOR TO MAKING SUCH INVESTMENT.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The First Mortgage Bonds may be purchased and held by or with the assets of an employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an individual retirement account or other plan subject to Section 4975 of the Code or an employee benefit plan sponsored by a state or local government or otherwise subject to laws that include restrictions substantially similar to ERISA and Section 4975 of the Code (together with the IRA (as defined below) and plans subject to Title I of ERISA, “ERISA Plans” and any such law, a “Similar Law”). A fiduciary of an employee benefit plan subject to ERISA, Section 4975 of the Code or any Similar Law must determine that the purchase and holding of the First Mortgage Bonds are consistent with its fiduciary duties under ERISA, Section 4975 of the Code or any Similar Law. Such fiduciary, as well as any other prospective investor subject to ERISA, Section 4975 of the Code or any Similar Law, must also determine that its purchase and holding of the First Mortgage Bonds does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA, Section 4975 of the Code or any Similar Law. Among other things, these sections prohibit the lending of money and other extensions of credit between an employee benefit plan or individual retirement account or annuity (“IRA”) and a party in interest (as defined in ERISA) or disqualified person (as defined in the Code) with respect to such plan or IRA, unless such transaction is covered by an exemption. The First Mortgage Bonds constitute an extension of credit by the purchaser to us.

Accordingly, the acquisition or holding of the First Mortgage Bonds by an ERISA Plan or a plan subject to any Similar Law with respect to which we are considered a party in interest or a disqualified person might constitute or result in a direct or indirect prohibited transaction, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the First Mortgage Bonds. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will apply with respect to the acquisition and holding of the First Mortgage Bonds.

Accordingly, each purchaser and transferee of the First Mortgage Bonds who is subject to ERISA, Section 4975 of the Code or a Similar Law will be deemed to have represented by its acquisition and holding of the First Mortgage Bonds that its acquisition and holding of the First Mortgage Bonds does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law. Such purchaser or transferee should consult legal counsel before purchasing the First Mortgage Bonds. Nothing herein shall be construed as a representation that an investment in the First Mortgage Bonds would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, an employee benefit plan, IRA or other plan subject to ERISA, Section 4975 of the Code or a Similar Law.

UNDERWRITING

We are selling the First Mortgage Bonds to the underwriters named in the table below pursuant to an underwriting agreement between us and the underwriters named below, for whom BMO Capital Markets Corp., CIBC World Markets Corp., SMBC Nikko Securities America, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives. Subject to certain conditions, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the First Mortgage Bonds set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of First Mortgage Bonds
BMO Capital Markets Corp.	$
CIBC World Markets Corp.
SMBC Nikko Securities America, Inc.
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.
KeyBanc Capital Markets Inc.
nabSecurities, LLC
Regions Securities LLC
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
Total	$

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of First Mortgage Bonds, if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will offer the First Mortgage Bonds to the public if the underwriters buy the First Mortgage Bonds from us. An underwriter may reject offers for the First Mortgage Bonds.

We will compensate the underwriters by selling the First Mortgage Bonds to them at a price that is less than the price to the public by the amount of the “Underwriting Discount” set forth on the cover page of this prospectus supplement. The underwriters will sell the First Mortgage Bonds to the public at the price to the public set forth on the cover page of this prospectus supplement.

The underwriters have advised us that they propose initially to offer the First Mortgage Bonds to the public at the price to investors on the cover page of this prospectus supplement and may also offer the First Mortgage Bonds to dealers at a price that represents a concession not in excess of  % of the principal amount of the First Mortgage Bonds. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of  % of the principal amount of the First Mortgage Bonds. After the initial public offering of the First Mortgage Bonds, the underwriters may change the price to investors and other selling terms of the First Mortgage Bonds.

There is currently no established trading market for the First Mortgage Bonds offered hereby. The underwriters have advised us that they intend to make a market in the First Mortgage Bonds but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the First Mortgage Bonds.

In connection with the offering, the underwriters, or any of their respective affiliates, may purchase and sell the First Mortgage Bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of First Mortgage Bonds in excess of the principal amount of the First Mortgage Bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the First Mortgage Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the First Mortgage Bonds made for the purpose of preventing or retarding a decline in the market price of the First Mortgage Bonds while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when such underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase the First Mortgage Bonds originally sold by that syndicate member.

Any of these activities may cause the price of the First Mortgage Bonds to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

We estimate that our expenses in connection with the sale of the First Mortgage Bonds, other than underwriting discounts, will be approximately $    . This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses. The underwriters have agreed to make a payment to us in an amount equal to $    in respect of expenses incurred by us in connection with the offering.

We have agreed to indemnify the underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the United States Securities Act of 1933, as amended.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, corporate trust and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the First Mortgage Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the First Mortgage Bonds offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

The First Mortgage Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a “retail client” as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “EU MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “EU Insurance Distribution Directive”), where that customer would not qualify as a “professional client” as defined in point (10) of Article 4(1) of EU MiFID II; or (iii) not a “qualified investor” as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the First Mortgage Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the First Mortgage Bonds. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the First Mortgage Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the First Mortgage Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

In the EEA, this prospectus supplement and the accompanying prospectus are only directed at non-retail investors (being persons who are not retail investors as defined above) and any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates is available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a retail investor should not act or rely on this prospectus supplement or the accompanying prospectus or their contents. Each person in the EEA who purchases or subscribes for any of the First Mortgage Bonds will be deemed to have represented and warranted that they are a non-retail investor.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of First Mortgage Bonds in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of First Mortgage Bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.

United Kingdom

The First Mortgage Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a “retail client”, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of retained EU law by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), and any rules or regulations made under the FSMA to implement the EU Insurance Distribution Directive, where that customer would not qualify as a “professional client”, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of retained EU law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2(e) of the EU Prospectus Regulation as it forms part of retained EU law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the First Mortgage Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the First Mortgage Bonds. Consequently, no key information document required by the EU PRIIPs Regulation as it forms part of retained EU law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the First Mortgage Bonds or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the First Mortgage Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of First Mortgage Bonds in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of First Mortgage Bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In addition, in the UK, this prospectus supplement and the accompanying prospectus are only directed at non-retail investors (being persons who are not retail investors as defined in the section titled “United Kingdom” above) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) high net worth bodies corporate, unincorporated associations, partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) of the Financial Promotion Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any First Mortgage Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

In the UK, any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. Any person in the UK who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or their contents. Each person in the UK who purchases or subscribes for any of the First Mortgage Bonds will be deemed to have represented and warranted that they are a relevant person.

Canada

The First Mortgage Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the First Mortgage Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The First Mortgage Bonds have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended; the “FIEA”). Accordingly, the First Mortgage Bonds have not been, and will not be, directly or indirectly, offered or sold in Japan or to, or for the account of or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the First Mortgage Bonds offered hereby may not be circulated or distributed, nor may the First Mortgage Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the First Mortgage Bonds offered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the First Mortgage Bonds offered hereby pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person as defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the First Mortgage Bonds offered hereby are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the First Mortgage Bonds described herein. The First Mortgage Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the First Mortgage Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the First Mortgage Bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the First Mortgage Bonds may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates

The First Mortgage Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International

Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the First Mortgage Bonds in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The First Mortgage Bonds may not be offered for sale, nor may application for the sale or purchase of any First Mortgage Bonds be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the First Mortgage Bonds may be distributed or published in Australia unless, in each case:

•

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the First Mortgage Bonds or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

•

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

•

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

•	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

•	such action does not require any document to be lodged with ASIC or the ASX.

Taiwan

The First Mortgage Bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the First Mortgage Bonds in Taiwan.

LEGAL MATTERS

The legality of the First Mortgage Bonds will be passed upon for us by Jeffery B. Erb, Esq. and by Gibson, Dunn & Crutcher LLP, New York, New York, and for the underwriters by Latham & Watkins LLP, New York, New York. Gibson, Dunn & Crutcher LLP and Latham & Watkins LLP may rely on the opinion of Jeffery B. Erb, Esq. as to matters of Iowa law. Latham  & Watkins LLP regularly serves as special counsel to certain of our affiliates on various matters.

EXPERTS

The financial statements of MidAmerican Energy Company incorporated by reference in this prospectus supplement from MidAmerican Energy Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2025 and 2024, June 30, 2025 and 2024, and September 30, 2025 and 2024, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in MidAmerican Energy Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the United States Securities Act of 1933, as amended, for their reports on the unaudited interim financial information because that reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including MidAmerican Energy Company.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. The information filed by us with the SEC in the future and incorporated by reference herein will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of this offering; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Treasurer

MidAmerican Energy Company

1615 Locust Street

Des Moines, Iowa 50309-3037

(515) 242-4300

In making your investment decision, you should read and consider the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus issued by us, including the information in the documents to which we have referred you in “Incorporation by Reference” on page S-26 of this prospectus supplement and “Where You Can Find More Information” on page 33 of the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate as of any date other than the date of such document.

Prospectus

MIDAMERICAN ENERGY COMPANY

Unsecured Debt Securities

First Mortgage Bonds

Preferred Stock

MidAmerican Energy Company, a Iowa corporation, may offer and sell Unsecured Debt Securities, First Mortgage Bonds or Preferred Stock (collectively, the “Securities”) from time to time in one or more offerings. We may offer these Securities in one or more separate series, and in amounts, at prices and on terms we determine at or prior to the time of sale.

This prospectus provides you with a general description of these Securities. We will provide specific information about the offering and the terms of these Securities in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. We will not offer and sell our Securities unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements carefully before you invest in these Securities.

Investing in the securities involves risks. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these Securities through one or more underwriters, dealers or agents. We will set forth in the related prospectus supplement the names of the underwriters, dealers or agents, the particular plan of distribution and any underwriting terms or arrangements. See “Plan of Distribution.”

The securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 22, 2025

We have not authorized anyone to give you any information other than this prospectus and any supplements to this prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectuses is accurate as of any date other than the date mentioned on the cover page of those documents. Our business, financial condition and results of operations may have changed since that date. We are not offering to sell the Securities and we are not soliciting offers to buy the Securities in any jurisdiction in which offers are not permitted.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that MidAmerican Energy Company filed with the SEC using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the Securities described in this prospectus in one or more offerings. This prospectus provides a general description of the Securities. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement related to offered Securities, you should rely on the information contained in that prospectus supplement.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the Securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the Securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus, “MidAmerican,” the “Company,” “we,” “us,” and “our” refer specifically to MidAmerican Energy Company and our subsidiaries, unless the context otherwise requires.

MidAmerican Energy Company

We are a United States regulated electric and natural gas utility company headquartered in Iowa that serves 0.8 million retail electric customers in portions of Iowa, Illinois and South Dakota and 0.8 million retail and transportation natural gas customers in portions of Iowa, South Dakota, Illinois and Nebraska. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. Our service territory covers approximately 11,000 square miles. We have a diverse customer base consisting of urban and rural residential customers and a variety of commercial and industrial customers. Principal industries served by us include electronic data storage; processing and sales of food products; manufacturing, processing and fabrication of primary metals, farm and other non-electrical machinery; cement and gypsum products; and government. In addition to retail sales and natural gas transportation, we sell electricity principally to markets operated by regional transmission organizations and natural gas to other utilities and market participants on a wholesale basis. We are a transmission-owning member of the Midcontinent Independent System Operator, Inc. and participate in its capacity, energy and ancillary services markets.

Our headquarters and principal executive offices are located at 1615 Locust Street, Des Moines, Iowa 50309-3037. Our telephone number is (515) 242-4300.

Forward-Looking Statements

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon our current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•

general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including tariffs and income tax reform, initiatives regarding deregulation and restructuring of the utility industry and reliability and safety standards, affecting our operations or related industries;

•

changes in, and compliance with, environmental laws, regulations, decisions and policies, whether directed towards protection of environmental resources, present and future climate considerations or social justice concerns that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition;

•	the outcome of regulatory rate reviews and other proceedings conducted by regulatory agencies or other governmental and legal bodies and our ability to recover costs through rates in a timely manner;

•

changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and private generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or our ability to obtain long-term contracts with customers and suppliers;

•

performance, availability and ongoing operation of our facilities, including facilities not operated by us, due to the impacts of market conditions, outages and associated repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions;

•

the effects of catastrophic and other unforeseen events, which may be caused by factors beyond our control or by a breakdown or failure of our operating assets, including severe storms, floods, fires, extreme temperature events, wind events, earthquakes, explosions, landslides, an electromagnetic pulse, costly litigation, wars, terrorism, pandemics, embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts;

•	the ability to economically obtain insurance coverage, or any insurance coverage at all, sufficient to cover losses arising from catastrophic events;

•	a high degree of variance between actual and forecasted load or generation that could impact our hedging strategy and the cost of balancing our generation resources with our retail load obligations;

•

changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•	the financial condition, creditworthiness and operational stability of our significant customers and suppliers;

•	changes in business strategy or development plans;

•

availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in interest rates and credit spreads;

•	changes in our credit ratings, changes in rating methodology and placement on negative outlook or credit watch;

•	risks relating to nuclear generation, including unique operational, closure and decommissioning risks;

•

the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and our ability to recover such costs in regulated rates;

•	increases in employee healthcare costs;

•

the impact of investment performance, certain participant elections such as lump sum distributions and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•	the impact of supply chain disruptions and workforce availability on our ongoing operations and its ability to timely complete construction projects;

•

unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•	the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on our financial results; and

•	other business or investment considerations that may be disclosed from time to time in our filings with the SEC or in other publicly disseminated written documents.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

Risk Factors

Investing in the securities involves risks, including the risks described in the documents we incorporate by reference herein. You should carefully consider these risks and the other information contained or incorporated by reference in this prospectus and any prospectus supplement before deciding to invest in the securities, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as the same may be amended, supplemented or superseded from time to time by our subsequent filings under the Exchange Act. In addition, risks not known to us or that we believe are immaterial also may impair our business operations, financial condition and liquidity. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you.

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities, distributions or contributions to our affiliates and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and other factors, including the availability to us of other funds.

Description of Unsecured Debt Securities

This section of this prospectus describes the general terms and provisions of the unsecured debt securities that we may offer. For a description of the first mortgage bonds that we may offer, see “Description of First Mortgage Bonds.” For a description of the preferred stock that we may offer, see “Description of Preferred Stock.” When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of unsecured debt securities.

General

We may issue senior unsecured debt securities or subordinated unsecured debt securities (which may include junior subordinated unsecured debt securities, senior subordinated unsecured debt securities and subordinated unsecured debt securities of any other relative ranking), in addition to first mortgage bonds described under “Description of First Mortgage Bonds.” The senior unsecured debt securities will be our direct unsecured obligations and the subordinated unsecured debt securities will be our direct unsecured obligations. The senior unsecured debt securities and the subordinated unsecured debt securities will be issued under a senior unsecured indenture and a subordinated unsecured indenture, respectively, in each case between us and a trustee to be named in the applicable prospectus supplement. The following summary of certain provisions of the unsecured indentures does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the forms of unsecured indentures (copies of which are filed as exhibits to the registration statement of which this prospectus is a part). Except to the extent set forth in a prospectus supplement for a particular series of unsecured debt securities, the unsecured indentures, as amended or supplemented from time to time, will be substantially similar to the forms of unsecured indentures filed as exhibits to the registration statement and described below.

Prospectus Supplement

A prospectus supplement relating to a series of unsecured debt securities being offered will include specific terms relating to the offering. These terms may include:

•	the title of the series of unsecured debt securities;

•	whether the series of unsecured debt securities are senior unsecured debt securities or subordinated unsecured debt securities;

•

the aggregate principal amount (or any limit on the aggregate principal amount) of the series of unsecured debt securities and, if any unsecured debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•	if other than the entire principal amount thereof, the portion of the principal amount of the unsecured debt securities payable upon declaration of acceleration of the maturity thereof;

•	the rate or rates of interest, if any, which will be borne by such unsecured debt securities, which may be fixed or variable;

•	the date from which interest will accrue;

•	the record date for interest payable on the unsecured debt securities;

•	the maturity date of the unsecured debt securities;

•	the dates when, places where and manner in which principal, premium, if any, and interest will be payable;

•	the securities registrar if other than the trustee;

•	the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•	the terms of any redemption at the option of holders of the unsecured debt securities;

•	the denominations in which the unsecured debt securities are issuable;

•	whether the unsecured debt securities will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	any events of default, covenants or defined terms in addition to or in lieu of those set forth in the applicable unsecured indenture;

•	whether and upon what terms the unsecured debt securities may be defeased;

•	any rights that would allow an interest payment date in connection with any series of debt securities to be deferred or extended;

•	any special tax implications of the unsecured debt securities; and

•	any other terms in addition to or different from those contained in the applicable unsecured indenture.

The unsecured debt securities may bear interest at a fixed or a floating rate, or may bear no interest. Unsecured debt securities bearing no interest or bearing interest at a rate below the prevailing market rate at the time of issuance may be deemed to be issued at a discount below their stated principal amount. Further, the holders of any unsecured debt securities as to which we have the right to defer interest may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Material federal income tax consequences may result from any such deemed original issue discount or interest deferrals. Any such material federal income tax consequences will be described in the applicable prospectus supplement.

Ranking of Senior Unsecured Debt Securities; Ranking of Subordinated Unsecured Debt Securities

The senior unsecured debt securities will rank senior to our subordinated unsecured debt securities and any of our other indebtedness that by its terms is subordinated in right of payment to the senior unsecured debt securities. In addition, the senior unsecured debt securities will rank pari passu in right of payment with our other senior indebtedness, but will effectively rank junior to our senior secured indebtedness to the extent of the value of the collateral securing such senior secured indebtedness.

The subordinated unsecured debt securities will be subordinate and junior in right of payment to the senior unsecured debt securities, the first mortgage bonds described in this prospectus and all of our other current and future senior debt. As of September 30, 2025, we had outstanding $7.73 billion of first mortgage bonds (including $180 million of first mortgage bonds pledged as security for a like amount of tax-exempt debt issued on our behalf) and $1.05 billion of other senior debt secured equally and ratably with such first mortgage bonds as described under “Description of First Mortgage Bonds—Security and Priority.” Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated unsecured debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event, all amounts due on our senior debt must be paid before any payments are made on the subordinated unsecured debt securities.

Neither the subordinated unsecured indenture nor the senior unsecured indenture will limit the amount of senior debt (whether secured or unsecured) that we can incur, and the mortgage bond indenture will not limit the amount of senior unsecured debt that we can incur.

Global Securities

The unsecured debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the unsecured debt securities represented by the global security for all purposes under the unsecured debt securities and the applicable unsecured indenture. Except in the limited circumstances described below, owners of beneficial interests in a global security:

•	will not be entitled to have the unsecured debt securities registered in their names;

•	will not be entitled to physical delivery of certificated unsecured debt securities; and

•	will not be considered to be holders of those unsecured debt securities under the unsecured debt securities or the applicable unsecured indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of unsecured debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests held by participants on behalf of other persons.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Exchange of Global Securities for Certificated Securities

Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for unsecured debt securities in certificated form only in the following circumstances:

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if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Exchange Act and we do not appoint a replacement depositary within 90 days;

•	an event of default under the applicable unsecured indenture occurs; or

•	if we determine, subject to the procedures of the depositary, that a series of unsecured debt securities will no longer be represented by global securities.

If any global securities are exchangeable for certificated securities as described above, we will execute, and the trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

Redemption and Repayment

The applicable prospectus supplement will specify the following:

•	if the unsecured debt securities are subject to any sinking fund and the terms of any such sinking fund;

•	if we may elect to redeem the unsecured debt securities prior to maturity and the terms of any such optional redemption;

•	if we will be required to redeem the unsecured debt securities prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption; and

•	if the holders of the unsecured debt securities will have the right to repayment of the unsecured debt securities prior to maturity and the terms of any such optional repayment.

If we elect or are required to redeem unsecured debt securities, a redemption notice will be sent to each holder of unsecured debt securities to be redeemed at least 30 but not more than 60 days prior to the redemption date. The redemption notice will include the following: (1) the redemption date, the places of redemption and the redemption price; (2) a statement that payment of the redemption price will be made on surrender of the unsecured debt securities at the places of redemption; (3) a statement that accrued interest to the redemption date will be paid as specified in the notice and that after the redemption date interest will cease to accrue; (4) if less than all of the unsecured debt securities of a series are to be redeemed, the particular unsecured debt securities or portions thereof to be redeemed; (5) if any unsecured debt securities are to be redeemed in part only, the portion of the unsecured debt securities to be redeemed and a statement that, upon surrender of the unsecured debt securities for redemption, new unsecured debt securities having the same terms will be issued in an amount equal to the unredeemed portion; and (6) if applicable, a statement that redemption is subject to the receipt by the trustee prior to the redemption date of sufficient funds to make such redemption.

If notice of redemption is given as specified above, the unsecured debt securities called for redemption will become due and payable on the date and at the places stated in the notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the unsecured debt securities subject to redemption will cease to bear interest and will not be entitled to the benefits of the applicable unsecured indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

If unsecured debt securities are repayable at the option of the holders prior to maturity, a holder that elects to have its unsecured debt securities repaid will be required to deliver such unsecured debt securities (or a guarantee of delivery from an eligible institution) to the trustee at least 30 but not more than 45 days prior to the repayment date. For unsecured debt securities represented by global securities held by the depositary, the repayment option may be exercised by a direct participant in the depositary on behalf of the beneficial owner by sending written notice to the trustee (specifying certain information regarding the unsecured debt securities to be repaid) at least 30 but not more than 60 days prior to the repayment date.

Covenants

Except as described in the applicable prospectus supplement, the unsecured debt securities will be subject to covenants including the following:

•	a covenant that requires us to maintain an office for payment and registration of transfer or exchange of the unsecured debt securities in New York, New York;

•	a covenant that requires us to notify the trustee in writing of any event of default under an unsecured indenture within five days after we become aware of such event of default;

•	a covenant that requires us to maintain our corporate existence, rights and franchises, unless the maintenance of such rights and franchises is no longer desirable in the conduct of our business; and

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a covenant that prohibits us from consolidating with or merging with or into any other person or conveying, transferring or leasing all or substantially all of our property or assets to any other person, unless the surviving company or transferee, as applicable, is a U.S. company and assumes all of our obligations under the unsecured indenture.

The covenant described immediately above includes a phrase relating to a conveyance, transfer or lease of “all or substantially all” of our property or assets. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the nature and extent of the restriction on our ability to convey, transfer or lease all or substantially all of our property or assets, and the protections provided to the holders of unsecured debt securities by such restriction, may be uncertain.

Events of Default

Except as described in the applicable prospectus supplement, the following will constitute events of default under the applicable unsecured indenture:

•	we fail to pay interest on the applicable series of unsecured debt securities when due and such failure continues for 30 days;

•	we fail to pay principal of, and premium, if any, on the applicable series of unsecured debt securities when due;

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we breach any other covenant or representation in the applicable unsecured indenture and such breach continues for 90 days (such period to be extended if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

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a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

Upon the occurrence of an event of default under an unsecured indenture, the holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities may declare such unsecured debt securities to be immediately due and payable. Holders of a majority in principal amount of such unsecured debt securities may rescind the acceleration so long as the conditions set forth in the applicable unsecured indenture have been satisfied.

Prior to acceleration, holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal, premium, if any, or interest and (2) an event of default related to a covenant or other provision of the applicable unsecured indenture that cannot be modified without the consent of each holder of unsecured debt securities affected thereby.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the applicable unsecured indenture at the request or direction of any of the holders pursuant to the applicable unsecured indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Modifications to the Unsecured Indenture

Except as otherwise set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to provisions which allow us and the trustee to amend the applicable unsecured indenture without the consent of any holder of unsecured debt securities for the following purposes:

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to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions, provided that the amended provision shall not adversely affect the interests of holders of outstanding unsecured debt securities in any material respect;

•	to add covenants, events of default or collateral, or to surrender a right or power conferred upon us in the applicable unsecured indenture;

•	to establish the form of additional unsecured debt securities in accordance with the terms of the applicable unsecured indenture;

•	to evidence the succession of another company to us and the assumption by the successor of our obligations under the applicable unsecured indenture;

•	to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•	to permit the trustee to comply with any duties imposed upon it by law;

•	to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the unsecured debt securities; and

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to change or eliminate any of the provisions of the applicable unsecured indenture, so long as the change or elimination becomes effective only when there are no unsecured debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

Except as set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to certain provisions which allow us and the trustee to amend the applicable unsecured indenture for any other purpose with the consent of holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities, other than amendments which:

•	change the stated maturity of the applicable series of unsecured debt securities;

•	reduce the principal amount of the applicable series of unsecured debt securities;

•	reduce the interest rate for the applicable series of unsecured debt securities;

•	extend the dates for scheduled payments of principal and interest on the applicable series of unsecured debt securities;

•	impair the right of a holder of the applicable series of unsecured debt securities to institute suit for the payment of its unsecured debt securities; or

•	reduce the percentage of holders of unsecured debt securities required to consent to amendments or waive defaults under the applicable unsecured indenture.

The items described in the first five bullets above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be, affected by the amendment. The item described in the last bullet above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be.

Governing Law

The senior unsecured indenture and the subordinated unsecured indenture will be governed by the laws of the State of New York.

Description of First Mortgage Bonds

This section of this prospectus describes the general terms and provisions of the first mortgage bonds that we may offer. We may issue first mortgage bonds from time to time in one or more series, and when we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of first mortgage bonds.

General

The first mortgage bonds will be issued under an Indenture, dated as of September 9, 2013, which we refer to as the “Indenture,” between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the “Bond Trustee,” as supplemented and amended by a first supplemental indenture between us and the Bond Trustee dated as of September 19, 2013, which we refer to as the “First Supplemental Mortgage Bond Indenture,” and we refer to the Indenture, as so supplemented by the First Supplemental Mortgage Bond Indenture as the “Mortgage Bond Indenture.” The Mortgage Bond Indenture does not limit the aggregate principal amount of first mortgage bonds that may be issued, subject to meeting certain conditions to issuance, including those described under “—Issuance of First Mortgage Bonds.”

The first mortgage bonds will be secured by a lien on certain of our property pursuant to a Mortgage, Security Agreement, Fixture Filing and Financing Statement, dated as of September 9, 2013, which we refer to as the “Mortgage,” from us to The Bank of New York Mellon Trust Company, N.A., as collateral trustee, which we refer to as the “Collateral Trustee.” This Mortgage constitutes a mortgage lien, subject to permissible encumbrances, as described below under “—Security and Priority—Permissible Encumbrances,” as well as exceptions and exclusions as described below under “—Security and Priority—Excepted Property,” on all of our electric generating, transmission and distribution property within the State of Iowa. See “—Security and Priority.”

Each series of first mortgage bonds will be secured equally and ratably with each of our outstanding first series of mortgage bonds issued under the Mortgage Bond Indenture as well as certain of our other outstanding senior debt entitled by the terms thereof to be equally and ratably secured with our first mortgage bonds. Such other outstanding senior debt was issued prior to the date of this prospectus pursuant to indentures that we entered in 2002 and 2006. As of September 30, 2025, we had outstanding $7.73 billion of first mortgage bonds (including $180 million of first mortgage bonds pledged as security for a like amount of tax-exempt debt issued on our behalf) and $1.05 billion of such senior debt which were secured by the Mortgaged Property (as defined below under “—Security and Priority”). We refer to such outstanding senior debt as our “Equal and Ratable Notes.” Collateral administration is governed by the Mortgage Bond Indenture and an Intercreditor and Collateral Trust Agreement, dated as of September 9, 2013, which we refer to as the “Collateral Trust Agreement,” among us, the Bond Trustee and the Collateral Trustee. Under the Collateral Trust Agreement, the Collateral Trustee has agreed to hold the trust estate (including all of the Collateral Trustee’s right, title and interest under the Mortgage) for the equal and ratable benefit of the holders of the first mortgage bonds and the holders of the Equal and Ratable Notes.

The Collateral Trust Agreement also provides that, except in the circumstances described below under “—Remedies” and “—Release and Substitution of Property” with respect to the continuation of a Triggering Event (defined below) and upon prior notice by the Requisite Secured Parties (defined below), the Collateral Trustee will follow the directions of the Bond Trustee for, among other things, the release of property subject to the Mortgage, the application of cash held by the Collateral Trustee and the exercise of remedies under the Mortgage, in each case with such directions given only in accordance with the applicable provisions of the Indenture.

Further, under the Collateral Trust Agreement, the Collateral Trustee has agreed that the proceeds of any collection, sale or other realization of any part of the shared collateral pursuant to the Mortgage or other shared collateral document will be held in trust by the Collateral Trustee and applied first, to the payment of any unpaid fees of the Collateral Trustee and all taxes, assessments or Prior Liens and second, to the holders of all outstanding first mortgage bonds and the holders of all outstanding Equal and Ratable Notes, equally and ratably until paid in full.

The following summary of certain provisions of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement (copies of which are filed as exhibits to the registration statement of which this prospectus is a part). Capitalized terms used below are used as defined in the Mortgage Bond Indenture. Except to the extent set forth in a prospectus supplement for a particular series of first mortgage bonds, the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement, each as amended or supplemented from time to time, will be substantially similar to the forms of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement filed as exhibits to the registration statement and described below.

Prospectus Supplement

A prospectus supplement relating to a series of first mortgage bonds being offered will include specific terms relating to the offering. These terms may include:

•	the title of the series of first mortgage bonds;

•	the principal amount of the series of first mortgage bonds to be issued at any particular time;

•	if other than the entire principal amount thereof, the portion of the principal amount of the first mortgage bonds payable upon declaration of acceleration of the maturity thereof;

•	the rate of interest, if any, which will be borne by the first mortgage bonds, and if the interest rate is not a fixed rate, the formula for determining the interest rate from time to time;

•	the date from which interest will accrue;

•	the record date for interest payable on the first mortgage bonds;

•	the maturity date of the first mortgage bonds;

•	the dates when, places where and manner in which principal, premium, if any, and interest will be payable;

•	the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•	the terms of any redemption at the option of holders of the first mortgage bonds;

•	the denominations in which the first mortgage bonds are issuable;

•	whether the first mortgage bonds will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, or interest may be paid;

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if payments of principal, premium, if any, or interest may be made in a currency other than that in which the first mortgage bonds are stated to be payable, the terms and conditions applying to payments in that currency;

•	any events of default, covenants or defined terms in addition to or in lieu of those set forth in the Mortgage Bond Indenture;

•	any special tax implications of the first mortgage bonds; and

•	any other terms in addition to or different from those contained in the Mortgage Bond Indenture.

The first mortgage bonds may bear interest at a fixed or a floating rate, or may bear no interest. First mortgage bonds bearing no interest or bearing interest at a rate below the prevailing market rate at the time of issuance may be deemed to be issued at a discount below their stated principal amount. Further, the holders of any first mortgage bonds as to which we have the right to defer interest may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Material federal income tax consequences may result from any such deemed original issue discount or interest deferrals. Any such material federal income tax consequences will be described in the applicable prospectus supplement.

Security and Priority

Each series of First Mortgage Bonds will be our direct, senior secured obligation ranking equally with our other existing and future secured and unsubordinated indebtedness.

Each series of first mortgage bonds will be secured, equally and ratably (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series) with our Equal and Ratable Notes and all of our other first mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Bond Indenture. As of September 30, 2025, we had outstanding $1.05 billion of Equal and Ratable Notes and $7.73 billion of first mortgage bonds (including $180 million of first mortgage bonds pledged as security for a like amount of tax-exempt debt issued on our behalf) which were secured by the Mortgaged Property. None of the unsecured debt securities which may be issued pursuant to the registration statement to which this base prospectus relates are entitled to be secured equally and ratably with our first mortgage bonds and Equal and Ratable Notes.

The Mortgage constitutes a first mortgage lien, subject to Permissible Encumbrances as described below, on substantially all of our electric generating, transmission and distribution property within the State of Iowa, other than property duly released from the lien of the Mortgage in accordance with the terms of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement and other than Excepted Property, as described below. None of our gas distribution property within the State of Iowa or outside the State of Iowa or our other property located outside of the State of Iowa is currently subject to the lien of the Mortgage. However, we may enter into supplemental indentures with the Bond Trustee and supplemental mortgages in favor of the Collateral Trustee, in either case without the consent of the holders of first mortgage bonds, to subject such Excepted Property, at our option, to the lien of the Mortgage. This property would then constitute Bondable Property, as described below under “—Issuance of First Mortgage Bonds,” and would therefore be available as a basis for the issuance of first mortgage bonds. We refer to our property that is subject, or intended to be subject, to the lien of the Mortgage as “Mortgaged Property.”

We may obtain the release of property from the lien of the Mortgage from time to time, upon the bases provided for release in the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement. See “—Release and Substitution of Property.”

The Mortgage provides that after-acquired property (other than Excepted Property) is subject to the lien of the Mortgage. However, in the case of consolidation or merger (whether or not we are the surviving company) or transfer of all or substantially all of the Mortgaged Property, the surviving company will not be required to grant a first lien mortgage upon any of the properties either owned or subsequently acquired by the surviving company. See “—Merger, Consolidation, Conveyance and Lease.”

Our principal plants and properties, insofar as they constitute real estate, are owned in fee; certain of our other facilities are located on premises held by us under leases, permits or easements; and our electric transmission and distribution lines and systems (which constitute a substantial portion of our investment in physical property) are for the most part located over or under highways, streets, other public places or property owned by others for which permits, grants, easements, licenses or franchises (deemed satisfactory but without examination of underlying land titles) have been obtained.

Excepted Property. The lien of the Mortgage does not cover certain property, which we refer to as “Excepted Property,” including:

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all cash, shares of stock, bonds, notes and other obligations and securities (i) not deposited, or required to be deposited, with the Collateral Trustee by the express provisions of the Mortgage Bond Indenture, the Collateral Trust Agreement or the Mortgage, as applicable, or (ii) held by the Collateral Trustee for the benefit of a trustee for Equal and Ratable Notes, as applicable;

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all bills, notes and other instruments, accounts receivable, claims, credits, judgments, demands, general intangibles, choses in action, permits, franchises, patents, patent applications, patent licenses and other patent rights, trade names, trademarks, and all contracts, leases and agreements of whatsoever kind and nature, not pledged or required to be pledged with the Collateral Trustee pursuant to the terms of the Mortgage Bond Indenture;

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all merchandise, equipment, spare parts, tools, materials, supplies and fuel held for sale or lease in the ordinary course of business or for use or consumption in, or in the operation of, any properties of, or for the benefit of, us, or held in advance of use thereof for maintenance, replacement or fixed capital purposes;

•	all electricity, gas, steam, water and other materials, products or services generated, manufactured, produced, provided or purchased by us for sale or distribution or used or to be used by us;

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all railcars, aircraft, watercraft, automobiles, buses, trucks, tractors, trailers and similar vehicles and movable equipment, and all components, spare parts, accessories, supplies and fuel used or to be used in connection with any of the foregoing;

•	all office furniture and office equipment;

•	all leasehold interests and leasehold improvements;

•	the last day of the term of any lease or leasehold now owned or hereafter acquired by us which is specifically subjected to the lien of the Mortgage;

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all timber, crops, sand, gravel, rocks, earth, natural gas, oil, coal, uranium and other minerals, products or components of land and minerals, harvested, mined or extracted from or otherwise separated from the earth, or lying or being upon, within or under any properties of ours, including Mortgaged Property, and timber, crops, sand, gravel, rocks, earth, natural gas, oil, coal, uranium and other land and mineral rights, leases and royalties and income therefrom, and rights to explore for minerals;

•	except as the same may be specifically subjected to the lien of the Mortgage, all nuclear fuel, cores and materials;

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all satellites and other equipment and materials used or to be used in outer space; all business machines; all communications equipment; all computer equipment; all record production, storage and retrieval equipment; all telephone equipment; and all components, spare parts, accessories, programs and supplies used or to be used in connection with any of the foregoing;

•	all real or personal property which meets all of the following conditions:

•	is not specifically described in Exhibit A to the Mortgage, as may be amended from time to time by supplements thereto,

•	is not specifically subjected or required to be subjected to the lien of the Mortgage by any express provision of the Mortgage or the Mortgage Bond Indenture, and

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is not an integral part of or used or to be used (i) as an integral part of our electric generating, transmission and distribution operations in the State of Iowa, or (ii) in connection with the operation of any property specifically subjected or required to be subjected to the lien of the Mortgage by the express provisions of the Mortgage or the Mortgage Bond Indenture;

•	all real and personal property which is not in the State of Iowa;

•	our franchise to be a corporation; and

•	all books and records.

Permissible Encumbrances. The lien of the Mortgage is subject to Permissible Encumbrances. These include:

•	the lien of the Mortgage and other liens in favor of the Collateral Trustee and subject to the Collateral Trust Agreement, and all liens and encumbrances junior thereto;

•	liens for taxes or assessments by governmental bodies not yet due or the payment of which is being contested in good faith by us;

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any right of any municipal or other governmental body or agency, by virtue of any franchise, grant, license, permit, contract or statute, to occupy, purchase or designate a purchaser of, or to order the sale of, any Mortgaged Property upon payment of reasonable compensation therefor, or to modify or terminate any franchise, grant, license, permit, contract or other right, or to regulate our property and business;

•	liens and charges incidental to our construction or current operations which are not delinquent or, whether or not delinquent, are being contested in good faith by us;

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easements, leases, rights of way, restrictions, exceptions or reservations, and zoning ordinances, regulations and restrictions, with respect to any of our property or rights of way, which do not, individually or in the aggregate, materially impair the use of such property or rights of way for the purposes for which such property or rights of way are held by us;

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irregularities in or defects of title to any of our property or rights of way which do not materially impair the use of such property or rights of way for the purposes for which such property or rights of way are held by us;

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liens securing obligations neither (i) assumed by us nor (ii) on account of which we customarily pay interest, directly or indirectly, existing upon real property, or rights in or relating to real property acquired by us for rights of way for lines, pipes, structures and appurtenances thereto;

•	party-wall agreements and agreements for and obligations relating to the joint or common use of property owned solely by us or owned by us in common or jointly with one or more Persons;

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liens securing indebtedness incurred by a Person, other than us, which indebtedness has been neither assumed nor guaranteed by us nor on which we customarily pay interest, existing on property which we own jointly or in common with such Person or such Person and others, if there is an effective bar against partition of such property which would preclude the sale of such property by such other Person or the holder of such lien without our consent;

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any attachment, judgment and other similar lien arising in connection with court proceedings (i) in an amount not in excess of the greater of $100,000,000 or 5% of the principal amount of the Bonds outstanding at the time such attachment, judgment or lien arises, or (ii) the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond;

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the burdens of any law or governmental rule, regulation, order or permit requiring us to maintain certain facilities or to perform certain acts as a condition of its occupancy or use of, or interference with, any public or private lands or highways or any river, stream or other waters;

•	any duties or obligations of us to any federal, state or local or other governmental authority with respect to any franchise, grant, license, permit or contract which affects any Mortgaged Property;

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liens in favor of a government or governmental entity securing (i) payments pursuant to a statute (other than taxes and assessments), or (ii) indebtedness incurred to finance all or part of the purchase price or Cost of construction of the property subject to such lien;

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any other liens or encumbrances of whatever nature or kind which, in the opinion of counsel, do not, individually or in the aggregate, materially impair the lien of the Mortgage or the security afforded thereby for the benefit of the holders of first mortgage bonds;

•	any trustee’s lien under the Mortgage Bond Indenture or under the Collateral Trust Agreement;

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any Prior Lien if such Prior Lien shall not attach to any Mortgaged Property other than the Mortgaged Property that was or became subject to the Prior Lien at the time of acquisition by us of such Mortgaged Property, other than pursuant to an after-acquired property clause of such Prior Lien; but, if we, as successor corporation, shall have executed a supplemental indenture relating thereto, the extension of such Prior Lien to Mortgaged Property subsequently acquired by us shall be permitted;

•	liens existing at the date of the Mortgage Bond Indenture;

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leases existing at the date of the Mortgage Bond Indenture affecting properties owned by us at such date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by us after such date which, in either case, (i) have respective terms of not more than ten years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by us of such properties for the respective purposes for which they are held by us;

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liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings; and

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any lien securing indebtedness for the payment, prepayment or redemption of which there have been irrevocably deposited in trust with the trustee or other holder of such lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

“Prior Lien” means any mortgage, lien, charge, encumbrance, security interest on or in, or pledge of, any Mortgaged Property existing both at and immediately prior to the time of the acquisition by us of such Mortgaged Property, or created as a purchase money mortgage on such Mortgaged Property at the time of its acquisition by us, in each case ranking prior to or on a parity with the lien of the Mortgage.

The Mortgage Bond Indenture and Collateral Trust Agreement provide that the Bond Trustee and Collateral Trustee are entitled to payment, prior to the first mortgage bonds, of their reasonable compensation and expenses and indemnity against certain liabilities.

Issuance of First Mortgage Bonds

An unlimited principal amount of first mortgage bonds may be issued under the Mortgage Bond Indenture, subject to the following conditions with respect to collateral coverage. The Mortgage Bond Indenture permits us to issue first mortgage bonds from time to time on any or a combination of three different bases:

1.

on the basis of Bondable Property (as described below) that has not become Bonded (as described below), in a principal amount not exceeding 70% of the Cost or Fair Value (whichever is less) of that Bondable Property;

2.

on the basis of first mortgage bonds or Equal and Ratable Notes that have been purchased, paid, retired, redeemed or otherwise discharged by us since the date of the Mortgage Bond Indenture or are then being purchased, paid, retired, redeemed or otherwise discharged by us, and which have not previously been Bonded, in a principal amount not exceeding the principal amount of such purchased, paid, retired, redeemed or otherwise discharged first mortgage bonds or Equal and Ratable Notes; and

3.

on the basis of cash deposited with the Bond Trustee for this purpose (which we may later withdraw on the basis of Bondable Property that has not become Bonded or on the basis of purchased, paid, retired, redeemed or otherwise discharged first mortgage bonds or Equal and Ratable Notes, as described below under “—Withdrawal or Application of Certain Cash”), in a principal amount not exceeding the amount of such deposited cash.

“Bonded” or “Bonding” as applied to first mortgage bonds or Bondable Property generally means that first mortgage bonds or Bondable Property are within one or more of the following classes:

•

(a) the aggregate amount of Bondable Property which has been used as a basis for the authentication and delivery of first mortgage bonds or the withdrawal of cash and (b) an aggregate amount of Bondable Property with a value equal to 10/7 (ten sevenths) of the sum of (i) the aggregate principal amount of outstanding Equal and Ratable Notes and (ii) the aggregate principal amount of any outstanding indebtedness secured by a Prior Lien (which we refer to as “Prior Lien Debt”).

•

first mortgage bonds that have been purchased, paid, retired, redeemed or otherwise discharged by us and have been used as a basis for the authentication and delivery of first mortgage bonds or the withdrawal of cash, and first mortgage bonds paid, purchased or redeemed with money used or applied by the Bond Trustee.

•

first mortgage bonds which have been used as a basis for a waiver by us of our right to the authentication and delivery of first mortgage bonds on the basis of first mortgage bonds that have been purchased, paid, retired, redeemed or otherwise discharged by us.

•

first mortgage bonds and Bondable Property which have been allocated or used as a basis for any credit or action or pursuant to any provision of, or retired through the operation of, any sinking, improvement, maintenance, replacement or analogous fund for any series of first mortgage bonds; provided, however, that any such first mortgage bonds or Bondable Property so allocated or used shall be reinstated as Unbonded when all of the first mortgage bonds of the series of first mortgage bonds in connection with such fund was established are retired first mortgage bonds. All Bondable Property which is retired, abandoned, destroyed, released or otherwise disposed of will be deemed retired Bondable Property, but may later again become Bondable Property.

Bondable Property includes our property in Iowa used in our electric generating, transmission and distribution operations and may consist of: construction work in progress; property in the process of purchase to which we have legal title; our fractional and other undivided interests in property owned jointly or in common with other Persons; engineering, economic, environmental, financial, geological and legal and other analyses and surveys, data processing equipment and software associated with the acquisition or construction of property; paving, grading and other improvements to property owned by others but used by us; and certain property owned by us located on property owned by others, including governmental and municipal agencies. We may at our option subject to the lien of the Mortgage gas distribution property within the State of Iowa or outside the State of Iowa or our other property used in our electric generating, transmission and distribution operations located outside of the State of Iowa, which would then become Bondable Property.

The “amount” of Bondable Property is its Cost or Fair Value (whichever is less) determined in accordance with Generally Accepted Accounting Principles in effect at the date of the Mortgage Bond Indenture or, at our option, at the date of their determination. In determining Generally Accepted Accounting Principles, we may conform to accounting orders from any governmental regulatory commission.

Bonded Bondable Property generally consists of (i) Bondable Property which has been the basis of the authentication and delivery of outstanding first mortgage bonds, (ii) Bondable Property with a value equal to 10/7 (ten sevenths) of the aggregate principal amount of any outstanding Equal and Ratable Notes and any Prior Lien Debt, (iii) Bondable Property which has been used as the basis for the release of Mortgaged Property, (iv) Bondable Property which has been used as the basis for the withdrawal of cash and (v) Bondable Property allocated or used as a basis for certain credit or action or pursuant to certain sinking, improvement, maintenance, replacement or analogous fund for any series of first mortgage bonds.

It is expected that the first mortgage bonds will be issued on the basis of Bondable Property or the deposit of cash. As of September 30, 2025, we had pledged property having a value of approximately $24.8 billion as Bondable Property, which would allow us, in accordance with the limitations described above, to have outstanding approximately $17.4 billion in aggregate principal amount of first mortgage bonds and Equal and Ratable Notes. As of September 30, 2025, we had outstanding $7.73 billion in principal amount of first mortgage bonds (including $180 million of first mortgage bonds pledged as security for a like amount of tax-exempt debt issued on our behalf) and $1.05 billion in principal amount of Equal and Ratable Notes.

Withdrawal or Application of Certain Cash

Proceeds of any insurance against loss by fire may be paid or remitted to us at our request, and the Mortgage Bond Indenture will not obligate us to use the proceeds to rebuild or repair damaged or destroyed Mortgaged Property, to the extent that the Fair Value of all Mortgaged Property after the damage or destruction of Mortgaged Property with respect to which the proceeds are payable is at least 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of outstanding first mortgage bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt. Such insurance proceeds must, however, be paid to the Collateral Trustee or to the Bond Trustee or other mortgagee under any Prior Lien on the Mortgaged Property damaged or destroyed to the extent that the Fair Value of all remaining Mortgaged Property does not equal the amount described in preceding sentence. Provided that no Triggering Event shall have occurred and be continuing, during the first 18 months after receipt of any such monies by the Collateral Trustee, we may be reimbursed from such insurance proceeds held by the Collateral Trustee for amounts spent to purchase or otherwise acquire property which becomes Mortgaged Property at the time of such purchase or acquisition, or to rebuild or renew the Mortgaged Property destroyed or damaged. Any such monies held by the Collateral Trustee and not applied to such reimbursement (or for which notice of our intention to apply such monies to the rebuilding or renewal then in progress) within the first 18 months after the Collateral Trustee’s receipt will be held and applied as described below.

Unless we are in default in the payment of principal of or interest on any first mortgage bonds then outstanding or any other default under the Mortgage Bond Indenture has occurred and is continuing, cash that was deposited with the Bond Trustee as a basis for the issuance of first mortgage bonds generally may be withdrawn by us in an amount, subject to certain deductions and additions, up to 70% of the Cost or Fair Value (whichever is less) of Bondable Property that has not become Bonded.

In addition, unless we are in default in the payment of principal of or interest on any first mortgage bonds then outstanding or any other default under the Mortgage Bond Indenture has occurred and is continuing (and subject to the provisions of the Collateral Trust Agreement upon the occurrence and continuance of any Triggering Event described below), any cash that has been received or transferred to, and held by, the Bond Trustee or the Collateral Trustee under the Mortgage Bond Indenture or the Collateral Trust Agreement may be released or applied upon our request, including as follows:

•

in the case of cash other than cash deposited by us as a basis for the issuance of first mortgage bonds, such cash may be withdrawn by us to the extent of 100% of the lesser of the Cost or Fair Value of Unbonded Bondable Property;

•

withdrawn by us in an amount equal to the principal amount of first mortgage bonds which we then have the right to have authenticated and delivered on the basis of first mortgage bonds that have been purchased, paid, retired, redeemed or otherwise discharged by us;

•	applied by the Bond Trustee to payment at maturity of outstanding first mortgage bonds or to the redemption of any outstanding first mortgage bonds which are redeemable by their terms; or

•

applied to the purchase of first mortgage bonds, so long as no cash is applied to the payment of more than the principal amount of any first mortgage bonds so purchased, except to the extent that the aggregate principal amount of all first mortgage bonds so purchased exceeds the aggregate cost for principal of and interest, brokerage and premium, if any, on all first mortgage bonds so purchased.

Upon the occurrence and continuation of a Triggering Event, under the Collateral Trust Agreement, the Collateral Trustee will no longer be required to release or apply any cash held by it in as described in the preceding paragraph, unless directed by the Requisite Secured Parties.

Release and Substitution of Property

Unless a default under the Mortgage Bond Indenture has occurred and is continuing, we generally may obtain the release from the lien of the Mortgage of any Mortgaged Property (which does not include cash held by the Bond Trustee):

(1)

if after such release, the Fair Value of the remaining Mortgaged Property equals or exceeds a sum equal to 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of outstanding first mortgage bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt; or

(2)

if the Fair Value of the Mortgaged Property to be released is less than 1/2 of 1% of the sum of (x) the aggregate principal amount of outstanding first mortgage bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt; provided that the aggregate Fair Value of Mortgaged Property released in this manner in any period of 12 consecutive calendar months does not exceed 1% of such sum; or

(3)

on the basis of (a) the deposit of cash, Governmental Obligations or purchase money obligations, (b) Bondable Property to be acquired by us with the proceeds of, or otherwise in connection with, such release or (c) a waiver of the right to issue first mortgage bonds on the basis of first mortgage bonds which have been purchased, paid, retired, redeemed or otherwise discharged by us after the date of the Mortgage Bond Indenture, and have not previously been Bonded; or

(4)

if any Mortgaged Property is taken by exercise of the power of eminent domain, and all net proceeds of such taking, purchase or sale (or, in the case of a sale or conveyance in anticipation thereof, an aggregate amount of Governmental Obligations or purchase money obligations having a fair value to us in cash), and cash, not less than the Fair Value of the Mortgaged Property taken, purchased, sold or conveyed, together with all net sums payable for any damage to any Mortgaged Property by or in connection with any such taking, purchase, sale or conveyance, to the extent not deposited under a Prior Lien with the trustee, mortgagee or other holder or such Prior Lien, are deposited with the Collateral Trustee, to be held and applied in accordance with the Collateral Trust Agreement and the Mortgage Bond Indenture. See “— Withdrawal or Application of Certain Cash.”

At any time when a default under the Mortgage Bond Indenture has occurred and is continuing, we may only obtain any such release if we satisfy such conditions in (1), (2), (3) or (4) above and we have the consent of the Bond Trustee, except that upon the continuance of a Triggering Event in connection with the exercise of remedies at the direction of the Requisite Secured Parties as described below under “—Remedies,” we may not obtain such release unless directed by the Requisite Secured Parties and certain other conditions of the Collateral Trust Agreement are satisfied.

“Requisite Secured Parties” means the holders of a majority in principal amount of the sum of (x) all outstanding first mortgage bonds and (y) all outstanding Equal and Ratable Notes.

A “Triggering Event” would occur upon any of the following: (i) our failure to pay the principal amount of the Equal and Ratable Notes or first mortgage bonds of any series, upon final maturity, after expiration of any relevant grace period, (ii) a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or we petition for voluntary bankruptcy or take similar voluntary actions relating to our bankruptcy or insolvency, (iii) the acceleration of the principal amount of the first mortgage bonds or Equal and Ratable Notes or (iv) the issuance of any direction by the Bond Trustee to the Collateral Trustee, following the occurrence and during the continuance of any default under the Mortgage Bond Indenture, to commence exercise of foreclosure or similar remedies under the Mortgage and any other documents providing for collateral security with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes.

In addition, at any time or from time to time, without any release or consent from the Bond Trustee, we may dispose of certain obsolete Mortgaged Property; grant certain rights of way and easements; abandon any Mortgaged Property and surrender any franchises under which we are operating that in the judgment of management are not necessary or important for the operation of the remaining Mortgaged Property; cancel or make changes in or alterations of or substitutions for leases; alter, change the location of, add to, repair or replace transmission and distribution equipment; cancel, make changes in or substitutions for or dispose of rights of way; and surrender or modify any franchise under which we may be operating if advisable in our judgment.

Global Securities

The first mortgage bonds of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the first mortgage bonds represented by the global security for all purposes under the first mortgage bonds and the Mortgage Bond Indenture. Except in the limited circumstances described below, owners of beneficial interests in a global security:

•	will not be entitled to have the first mortgage bonds registered in their names;

•	will not be entitled to physical delivery of certificated first mortgage bonds; and

•	will not be considered to be holders of those first mortgage bonds under the first mortgage bonds or the Mortgage Bond Indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of first mortgage bonds represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests held by participants on behalf of other persons.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the Bond Trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Exchange of Global Securities for Certificated Securities

Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for first mortgage bonds in certificated form only in the following circumstances:

•

if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Exchange Act and we do not appoint a replacement depositary within 90 days;

•	a default under the Mortgage Bond Indenture occurs; or

•	if we determine, subject to the procedures of the depositary, that a series of first mortgage bonds will no longer be represented by global securities.

If any global securities are exchangeable for certificated securities as described above, we will execute, and the Bond Trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

Redemption and Repayment

The applicable prospectus supplement will specify the following:

•	if the first mortgage bonds are subject to any sinking fund and the terms of any such sinking fund;

•	if we may elect to redeem the first mortgage bonds prior to maturity and the terms of any such optional redemption;

•	if we will be required to redeem the first mortgage bonds prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption; and

•	if the holders of the first mortgage bonds will have the right to repayment of the first mortgage bonds prior to maturity and the terms of any such optional repayment.

If we elect or are required to redeem first mortgage bonds, a redemption notice will be mailed to each holder of first mortgage bonds to be redeemed at least 30 but not more than 60 days prior to the redemption date unless otherwise provided in a supplemental indenture to the Mortgage Bond Indenture. The redemption notice will include the following: (1) the redemption date; (2) if less than all of the first mortgage bonds of a series are to be redeemed, the particular first mortgage bonds or portions thereof to be redeemed; and (3) if any first mortgage bonds are to be redeemed in part only, the portion of the first mortgage bonds to be redeemed.

If notice of redemption is given as specified above and, before the redemption date we deposit funds, obligations or instruments with the Bond Trustee sufficient to effect the redemption, then the first mortgage bonds called for redemption will become due and payable on the date stated in the redemption notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the first mortgage bonds subject to redemption will cease to bear interest and will not be entitled to the benefits of the Mortgage Bond Indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

Covenants

Except as described in the applicable prospectus supplement, the first mortgage bonds will be subject to covenants including the following:

•

a covenant that the property subject to the Mortgage Bond Indenture is owned free and clear of all liens other than Permissible Encumbrances, and that we will maintain and preserve the lien of the Mortgage so long as any first mortgage bond is outstanding, subject to Permissible Encumbrances;

•

a covenant that requires us promptly to record and file the Mortgage and all supplemental mortgages or notices in respect thereof, as required by law to preserve and protect the security of the holders of first mortgage bonds and the rights of the Bond Trustee;

•

a covenant that requires us to insure the Mortgaged Property, with reasonable deductibles and retentions, against loss by fire, to the extent customary, either through insurance companies we believe to be reputable or through creation of an insurance fund or other self insurance plan;

•

a covenant that requires us to maintain the Mortgaged Property in good repair, supplied with all necessary equipment and to cause to be made all necessary repairs, renewals and improvements; provided that we may discontinue the operation of any Mortgaged Property if, in our judgment, desirable in the conduct of our business and not in any material respect adverse to the interests of the holders of first mortgage bonds;

•

a covenant that requires us to pay taxes and assessments on the Mortgaged Property and to use our best efforts to observe all governmental requirements as to any Mortgaged Property, and all covenants, terms and conditions upon which any Mortgaged Property is held, subject to an exception for taxes and assessments contested in good faith by appropriate proceedings;

•	a covenant that requires us to maintain our corporate existence (other than in the case of a permitted merger or consolidation); and

•

a covenant that prohibits us from issuing any debt securities, other than first mortgage bonds, that are required by their terms to be equally and ratably secured with the first mortgage bonds, except to replace any mutilated, lost, destroyed or stolen Equal and Ratable Notes or to effect exchanges and transfers of Equal and Ratable Notes.

Events of Default

Except as described in the applicable prospectus supplement, the following will constitute defaults under the Mortgage Bond Indenture:

•	we fail to pay the principal of, and premium, if any, on the first mortgage bonds when due and such failure continues for three Business Days;

•	we fail to pay interest on the first mortgage bonds when due and such failure continues for 90 days;

•	we fail to pay any Prior Lien Debt in one or more series, in each case in an aggregate principal amount of $100,000,000 or greater, after giving effect to any applicable grace period;

•

we breach any other covenant or condition in the Mortgage Bond Indenture or any supplemental indenture thereto and such breach continues for 90 days after we receive a written notice of default with respect thereto;

•

a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days;

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency; or

•	the occurrence of a Triggering Event, to the extent not otherwise a default under the Mortgage Bond Indenture.

The Bond Trustee is required to give the holders of the first mortgage bonds notice within 90 days of any default known to the Bond Trustee, unless the default has been cured or waived, except that in the event of a default described in the fourth bullet point above, no notice may be given until at least 60 days after its occurrence, and except that the Bond Trustee may withhold a notice of default (except for certain payment defaults) if the Bond Trustee in good faith determines that withholding notice is in the interest of the holders of first mortgage bonds.

We have agreed to furnish the Bond Trustee with an annual statement as to our compliance with the conditions and covenants in the Mortgage Bond Indenture. However, the Mortgage Bond Indenture does not otherwise require us to notify the Bond Trustee of any default.

Remedies

Upon the occurrence of a default under the Mortgage Bond Indenture, the Bond Trustee may, and upon the written request of the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds is required to, declare all outstanding first mortgage bonds to be immediately due and payable. However, holders of a majority in principal amount of the outstanding first mortgage bonds may rescind the acceleration if, before any sale of the Mortgaged Property pursuant to the Collateral Trust Agreement:

•

all arrears of interest upon the first mortgage bonds, with interest on overdue interest installments at the first mortgage bonds’ respective rates of interest have been paid by or on our behalf or collected out of the Mortgaged Property; and

•	all defaults have been remedied.

Prior to acceleration, holders of a majority in aggregate principal amount of the affected series of first mortgage bonds may waive a default under the Mortgage Bond Indenture, other than (1) a default related to non-payment of principal, premium, if any, or interest, (2) a default arising from the creation of a Prior Lien except Permissible Encumbrances or (3) a default related to a covenant or other provision of the Mortgage Bond Indenture that may not be modified without the consent of each holder of first mortgage bonds affected thereby.

Subject to the provisions of the Mortgage Bond Indenture relating to the duties of the Bond Trustee, if a default occurs and is continuing, the Bond Trustee will be under no obligation to exercise any of its rights or powers under the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement, unless the holders of a majority in principal amount of the outstanding first mortgage bonds have requested the Bond Trustee to take action and have offered to the Bond Trustee security or indemnity satisfactory to the Bond Trustee against its costs, expenses and liabilities.

No holder of first mortgage bonds has any right to institute any suit, action or proceeding for the foreclosure of the Mortgage, or for the appointment of a receiver or for any other remedy under the Indenture unless:

•	holders of at least 33% of the outstanding first mortgage bonds have requested the Bond Trustee to take action and offered the Bond Trustee security and indemnity satisfactory to it; and

•	the Bond Trustee for a period of 60 days has refused or neglected to act on such notice.

Following the occurrence of a Triggering Event and the delivery of prior written notice to the Bond Trustee and the Collateral Trustee, the Requisite Secured Parties will have the right to direct the time, method and place of conducting any proceeding for the exercise of any right or remedy available to the Collateral Trustee with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes, or of exercising any trust or power conferred on the Collateral Trustee, or for the taking of any other action authorized by the instruments comprising the Trust Estate and, thereafter, shall have the exclusive right and authority to direct the Collateral Trustee as to such matters.

During the continuance of a default under the Mortgage Bond Indenture, if the events described in the previous paragraph have not occurred, then:

•

the Bond Trustee, in its discretion from time to time (i) may direct the Collateral Trustee to sell, subject to Prior Liens, all or any part of the Mortgaged Property as provided in the Mortgage or exercise any other rights or remedies provided for under the Mortgage; or (ii) may proceed, and may instruct the Collateral Agent to proceed, to protect and to enforce the rights of the Bond Trustee and of the holders of first mortgage bonds under the Mortgage Bond Indenture and the rights of the Collateral Trustee and the holders of first mortgage bonds under the Mortgage and the Collateral Trust Agreement, by suit in equity or at law, whether for the specific performance of any covenant or agreement in the Mortgage Bond Indenture, the Mortgage or the Collateral Trust Agreement (as applicable) or in aid of the execution of any power granted by the Mortgage Bond Indenture, the Mortgage or the Collateral Trust Agreement or for the foreclosure of the Mortgage, or for the enforcement of any other appropriate legal or equitable remedy; and

•

upon the written direction of the holders of not less than a majority in aggregate principal amount of the outstanding first mortgage bonds, the Bond Trustee is required to take all action so directed to protect and enforce its rights and the rights of the holders of first mortgage bonds under the Mortgage Bond Indenture, under the Mortgage and under the Collateral Trust Agreement, or to take appropriate judicial proceedings by action, suit or otherwise; but the holders of not less than a majority in aggregate principal amount of the outstanding first mortgage bonds, from time to time have the right to direct and control the actions of the Bond Trustee and the Bond Trustee generally has no obligation to take any such action unless so directed.

The Mortgage Bond Indenture also provides that a court in its discretion may require the plaintiff in any suit to enforce any right or remedy under the Mortgage Bond Indenture, the Mortgage or the Collateral Trust Agreement, or against the Bond Trustee or the Collateral Trustee, to file an undertaking to pay the costs of the suit. The Mortgage Bond Indenture further provides that the court may assess reasonable costs including attorneys’ fees against any party to the suit. However, these provisions do not apply to a suit instituted by the Bond Trustee, a suit instated by a holder or holders of more than 10% in aggregate principal amount of the outstanding first mortgage bonds or to any suit instituted by any holder of first mortgage bonds for the payment of overdue principal, premium, if any, or interest.

Merger, Consolidation, Conveyance and Lease

The Mortgage Bond Indenture does not prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of the Mortgaged Property to another person so long as, among other things:

•

the consolidation, merger, conveyance, transfer or lease is on terms which would not create any Prior Lien (other than any Permissible Encumbrances) on the Mortgaged Property, or impair the Lien or security of the Mortgage or any of the rights or powers of the Bond Trustee or holders of the first mortgage bonds under the Indenture or the Bond Trustee under the Mortgage or Collateral Trust Agreement;

•

if the other party to the consolidation, merger, conveyance, transfer or lease has outstanding or proposes to issue in connection with the transaction any secured obligations, to the lien of which any of the Mortgaged Property would be subject, the lien of the Mortgage is established as superior to the lien of such other secured obligations with respect to the Mortgaged Property;

•

any such lease is made subject to immediate termination by us or the Bond Trustee during the continuance of a default, and by the purchaser of the Mortgaged Property leased at any sale under the Mortgage Bond Indenture; and

•

in the event of a consolidation, merger, conveyance or transfer, or a lease with a term extending beyond the maturity of any outstanding first mortgage bonds, the surviving company, or the person acquiring all or substantially all the Mortgaged Property, or the lessee, assumes the due and punctual payment of the principal of, premium, if any, and interest on the first mortgage bonds and the observance of the covenants and conditions of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement.

The Mortgage Bond Indenture requires that the surviving company either:

•

grant a first (subject only to liens affecting our property prior to the consolidation, merger, conveyance, transfer or lease) lien to the Collateral Trustee upon all its property then owned and which it may later acquire (other than Excepted Property), or

•

confirm the prior lien of the Mortgage upon the Mortgaged Property and extend the lien of the Mortgage as a first lien (or as a lien subject only to liens affecting our property prior to the consolidation, merger, conveyance, transfer or lease) to all property the surviving company later acquires or constructs that forms an integral part of any property subject to the lien of the Mortgage and all renewals, replacements and additional property as the surviving company purchases, constructs or acquires and covenant to maintain the Mortgaged Property in good repair, working order and condition and to comply with the covenants and conditions of the Mortgage Bond Indenture.

The covenant described immediately above includes a phrase relating to a conveyance, transfer or lease of “all or substantially all” of our property or assets. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the nature and extent of the restriction on our ability to convey, transfer or lease all or substantially all of the Mortgaged Property, and the protections provided to the holders of first mortgage bonds by such restriction, may be uncertain. However, the Mortgage Bond Indenture provides that any conveyance, transfer or lease of Mortgaged Property, following which the Fair Value of the Mortgaged Property we retain exceeds 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of outstanding first mortgage bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt, will be deemed not to constitute a conveyance, transfer or lease of all or substantially all of the Mortgaged Property.

Modifications to the Mortgage Bond Indenture, Mortgage or Collateral Trust Agreement

Except as otherwise set forth in the applicable prospectus supplement, the first mortgage bonds will be subject to provisions which allow us and the Bond Trustee to amend the Mortgage Bond Indenture, and allow us and the Collateral Trustee to amend the Mortgage, in each case without the consent of any holder of first mortgage bonds for the following purposes:

•	to amplify or correct the description of any property pledged or intended to be pledged by the Mortgage;

•

to subject additional property to the lien of the Mortgage, including property outside the State of Iowa or which is an integral part of or used or to be used as an integral part of our gas distribution operations;

•	to close the Mortgage Bond Indenture against, or provide limitations with respect to, the issuance of additional first mortgage bonds;

•	to establish and create series of first mortgage bonds and establish their terms;

•	to provide alternative methods or forms for evidencing and recording ownership of first mortgage bonds;

•	to reflect changes in Generally Accepted Accounting Principles;

•	to comply with the rules or regulations of any national securities exchange on which any first mortgage bonds may be listed;

•	to modify the provisions of the Mortgage Bond Indenture as necessary to continue its qualification under the Trust Indenture Act of 1939, as amended;

•	to evidence the succession of another company to us and the assumption by the successor of our obligations under the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement;

•

to change or eliminate any of the provisions of the Mortgage Bond Indenture, but if the change or elimination would materially adversely affect the rights of the holders of any outstanding first mortgage bonds against us or our property, then the change or elimination shall become effective only with respect to those first mortgage bonds issued thereafter; and

•

to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions, provided that the amended provision shall not materially impair the security of the Mortgage Bond Indenture or the Mortgage or materially adversely affect the outstanding first mortgage bonds.

In addition, without the consent of any holder of first mortgage bonds, the Bond Trustee, as requested by us, may direct the Collateral Trustee to enter into amendments with us to the Collateral Trust Agreement to: (i) cure any ambiguity, omission, defect or inconsistency, (ii) add guarantors or other parties so long as such addition will not materially impair the security of the Mortgage Bond Indenture or materially adversely affect the outstanding first mortgage bonds, (iii) further secure the first mortgage bonds and, as applicable, the Equal and Ratable Notes, (iv) provide more fully or clearly for the equal and ratable sharing of the lien of the Mortgage in accordance with the intent of the Collateral Trust Agreement, (v) remove any series of the Equal and Ratable Notes from the equal and ratable sharing in the lien of the Mortgage, in whole or in part, if such sharing is no longer required under the indenture governing such series, (vi) otherwise remove, lessen or release any lien or rights provided for the benefit of the Equal and Ratable Notes (or any portion thereof) to the extent we determine that such lien or rights are not required to be granted or (vii) make any other change which will not materially impair the security of the Mortgage Bond Indenture or materially adversely affect the outstanding first mortgage bonds. Under the Mortgage Bond Indenture, we and the Collateral Trustee may amend the Mortgage without the consent of any holder of first mortgage bonds to make changes corresponding to changes permitted to be made in the Collateral Trust Agreement according to the preceding clauses (iii) through (vii). Under the Collateral Trust Agreement, no such amendment, supplement or waiver to the Collateral Trust Agreement or the Mortgage that would materially and adversely affect the rights of the holders of the Equal and Ratable Notes to equally and ratably share in the security provided for in the Collateral Trust Agreement and the Mortgage may be made unless joined in, or consented to in writing, by the respective indenture trustees for each series of Equal and Ratable Notes.

Except as set forth in the applicable prospectus supplement, the first mortgage bonds will be subject to provisions which allow us and the Bond Trustee to amend the Mortgage Bond Indenture and the Mortgage for any other purpose with the consent of holders of a majority in aggregate principal amount of the first mortgage bonds which would be affected by the action to be taken, or if one or more series of first mortgage bonds would be materially adversely affected by the action to be taken, with the consent of the holders of not less than 60% in aggregate principal amount of the first mortgage bonds of such series so affected (which need not include 60% of the aggregate principal amount of the first mortgage bonds of each such series), other than amendments which:

•	extend the fixed maturity of any first mortgage bonds;

•	change any terms of any sinking, improvement, maintenance, replacement or analogous fund or conversion rights with respect to any first mortgage bonds;

•	reduce the rate or extend the time of payment of interest on any first mortgage bonds;

•	reduce the principal amount of any first mortgage bonds;

•	limit the right of a holder of first mortgage bonds to institute suit for the enforcement of payment of its first mortgage bonds;

•	reduce the percentage of principal amount outstanding first mortgage bonds, required to consent to any such supplemental indenture or supplemental mortgage; or

•	permit us to create any Prior Lien (except in the case of a permitted merger or consolidation with another person owning property subject to a Prior Lien).

The items described in the bullets above will require the consent of all holders of first mortgage bonds affected by the amendment.

Governing Law

The Mortgage Bond Indenture will be governed by the laws of the State of New York except to the extent that the law of any jurisdiction where property subject to the lien of the Mortgage is located shall mandatorily govern matters as to security interests.

Description of Preferred Stock

We have the authority under our articles of incorporation to issue 100,000,000 shares of preferred stock, no par value. As of September 30, 2025, we had no shares of preferred stock outstanding.

We may issue, from time to time, shares of one or more series or classes of our preferred stock with such preferences and designations as our board of directors may determine. The following summary description sets forth some of the general terms of the preferred stock. We will describe the specific terms of any series of preferred stock that we issue in a prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. You should also read our articles of incorporation and bylaws before purchasing the preferred stock.

Our board of directors is authorized to determine for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to any such series:

•	the designation of such series and the number of shares that constitute such series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculating the dividend periods);

•	the voting rights of the shares, if any;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred stock and any other rights of the shares of such series if we liquidate, dissolve or wind-up our affairs;

•	whether and on what terms we can redeem or repurchase the shares of preferred stock;

•	whether the preferred stock of such series will have the benefit of a sinking fund;

•	whether the preferred stock of such series will be subject to preemption rights; and

•	any other material terms.

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable certificate of designation or as otherwise required by law.

Except as set forth in the applicable prospectus supplement, no series of preferred stock will be redeemable or receive the benefit of a sinking fund. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock, if any. Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

Plan of Distribution

We may offer and sell or exchange the securities described in this prospectus:

•	through agents;

•	through one or more underwriters;

•	through one or more dealers;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any such methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices;

•	at negotiated prices; or

•	at a fixed exchange ratio in return for other of our securities.

Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

In connection with a particular underwritten offering of securities, and in compliance with applicable law, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the classes or series of securities offered, including stabilizing transactions and syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. A description of these activities, if any, will be set forth in the prospectus supplement relating to that offering

Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA,” the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. Our SEC filings are also available to the public from the SEC’s Internet site at http://www.sec.gov. Our annual and quarterly SEC filings can also be accessed via the following website address maintained by BHE: https://www.brkenergy.com/investors/financial-filings. The information found on such website, other than any of our SEC filings that are incorporated by reference herein, is not part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file the registration statement that contains this prospectus and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Treasurer

MidAmerican Energy Company

1615 Locust Street

Des Moines, Iowa 50309-3037

(515) 242-4300

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

Legal Matters

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain matters involving the laws of Iowa will be passed upon for us by Jeffery B. Erb, Esq.

Experts

The financial statements of MidAmerican Energy Company, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2025 and 2024 and June 30, 2025 and 2024, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in MidAmerican Energy Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the United States Securities Act of 1933, as amended, for their reports on the unaudited interim financial information because that reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

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